UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 30, 2011, First Solar, Inc. (“First Solar”) issued a press release announcing its sale to Exelon Corporation of Antelope Valley Solar Ranch One ("AVSR"), a 230-megawatt solar photovoltaic project under development in northern Los Angeles County, California, which First Solar developed and will build, operate and maintain. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The U.S. Department of Energy (“DOE”) announced on September 30 that it finalized a federal loan and loan guarantee of up to $646 million to support project financing for AVSR. Advances under the loan are contingent on the satisfaction of various conditions, such as delivery of various certificates, lien waivers, and legal opinions, delivery of an equity letter of credit, bring-down of various plans, budgets, and reports, and DOE's continuing right of due diligence. The parties have agreed that First Solar will repurchase AVSR if initial funding of the loan does not occur within approximately four months. First Solar is expected to begin recognizing revenue for AVSR following initial funding of the loan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of First Solar dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: September 30, 2011	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary